Exhibit 99.1

CHARTER OF THE AUDIT COMMITTEE
OF THE BOARD OF DIRECTORS
STEAKHOUSE PARTNERS, INC.

I. PURPOSE

The primary function of the Audit Committee (the “Committee”) is to assist the Board of Directors (the “Board”) of Steakhouse Partners, Inc. (the “Company”) in fulfilling its oversight responsibilities relating to the quality and integrity of the financial reports and other financial information provided by the Company to any governmental body or the public; the Company’s systems of internal controls regarding finance, accounting, legal compliance and ethics that management and the Board have established; and the Company’s auditing, accounting and financial reporting processes generally. Consistent with this function, the Committee should encourage continuous improvement of, and should foster adherence to, the Company’s policies, procedures and practices at all levels. The Committee’s primary duties and responsibilities are to:

* Serve as an independent and objective party to monitor the Company’s financial reporting process and internal control system.

* Review and appraise the audit efforts of the Company’s independent accountants and internal auditing department.

* Provide an open venue of communication among the independent accountants, financial and senior management, the internal auditing department, and the Board. The Committee will primarily fulfill these responsibilities by carrying out the activities enumerated in Section IV of this Charter.

II. COMPOSITION

The Committee shall be comprised of not less than two (2) directors, each of whose qualifications include independence and financial literacy, as determined under the Sarbanes-Oxley Act of 2002 (the “Act”) and applicable rules of the Securities and Exchange Commission (the “SEC”), as such requirements may be modified or supplemented from time to time. Committee members are encouraged to enhance their familiarity with finance and accounting by participating in educational programs conducted by the Company or an outside consultant.

No member of the Committee shall receive any compensation other than director’s fees for service as a director of the Company, including reasonable compensation for serving on committees of the Board, if any, grants under the Company’s stock option plans, reimbursement for attending meetings of the Board and committees and other regular benefits received by directors generally.

The members of the Committee shall be elected by the Board at the annual organizational meeting of the Board or until their successors shall be duly elected and qualified. Unless a Chairman of the Committee is elected by the full Board, the members of the Committee may designate a Chairman by majority vote of the full Committee membership.

III. MEETINGS AND REPORTS

The Committee shall meet at least once during each fiscal quarter and more frequently as the Committee deems desirable. The Committee may request any officer or employee of the Company or the Company’s outside legal counsel or outside auditors to attend a meeting of the Committee or to meet with any members of, or consultants to, the Committee. The Committee may meet with management, the outside auditors and others in separate private sessions to discuss any matter that the Committee, management, the outside auditors or such other persons believe should be discussed privately. The Committee shall report regularly to the Board. Such report to the Board may take the form of an oral report by the Chairman or any other member of the Committee designated to make such report.

IV. RESPONSIBILITIES AND DUTIES

To fulfill its responsibilities and duties the Committee shall:

Documents/Reports Review

     1.  Periodically, and at least annually, (a) review and update (as conditions dictate) this Charter and (b) review the performance of the Committee.

     2.  Review the Company’s annual and quarterly financial statements and any reports or other financial information submitted to any governmental body, or the public, including any certification, report, opinion, or review rendered by the independent accountants.

     3.  Review the regular internal reports to management prepared by the accounting department and/or the internal auditing department and management’s response.

     4.  Review and discuss with financial management and the independent accountants the annual audited financial statements and quarterly financial statements prior to the release of earnings and the filing of Reports on Forms 10-K, 10-Q or 8-K, as the case may be. The Chairman of the Committee may represent the entire Committee for purposes of this review, so long as appropriate reports are presented to the full Committee at a later time.

      Independent Accountants

     5.  Have sole authority for the appointment, compensation, retention and oversight of the work of the Company’s independent auditors (including resolution of disagreements between management and the independent auditors regarding financial reporting). The Company’s independent auditors will report directly to the Committee.

     6.  Annually review and approve the proposed scope of each fiscal year’s internal and outside audit at the beginning of each new fiscal year.

     7.  Pre-approve all auditing services and permissible non-audit services to be provided to the Company by the Company’s independent auditors, except for “prohibited non-auditing services” and “de minimus services” as specified in the Act and applicable rules of the SEC. The Committee has the sole authority to make these approvals, although such approval may be delegated to any Committee member so long as the approval is presented to the full Committee at a later time.

     8.  Review and approve the fees to be paid to the Company’s independent auditors, and otherwise be responsible for the compensation of such auditors. In such regard, the Committee will determine, in its capacity as a committee of the Board, the appropriate funding necessary to compensate any accounting firm engaged for the purpose of rendering or issuing an audit report or related work or performing other audit, review or attest services for the Company, and will work with the Board as a whole to ensure that such funds are provided pursuant to the Company’s responsibility to do so.

     9.  On an annual basis, review and discuss with the accountants all significant relationships the accountants have with the Company to determine the accountants’ independence.

     10. Review the performance of the independent accountants and approve any discharge of the independent accountants when circumstances warrant.

     11. Periodically consult with the independent accountants out of the presence of management about internal controls and the fullness and accuracy of the Company’s financial statements.

     Financial Reporting Processes

     12. Have direct oversight authority over the accounting, reporting and internal audit functions.

     13. In consultation with the independent accountants and the internal accountants and auditors, review the integrity of the Company’s financial reporting processes, both internal and external.

     14. Consider the independent accountants’ judgments about the quality and appropriateness of the Company’s accounting principles as applied in its financial reporting.

     15. Consider and approve, if appropriate, major changes to the Company’s auditing and accounting principles and practices as suggested by the independent accountants, management, or the internal accounting and auditing departments.

     16. Provide any recommendations, certifications and reports that may be required by the SEC, including the report of the Committee that must be included in the Company’s annual proxy statement.

     17. Discuss with management the type of presentation and type of information to be included in the Company’s earnings press releases and the financial information and earnings guidance provided to analysts and rating agencies.

     Process Improvement

     18. Establish regular and separate systems of reporting to the Committee by each of management, the independent accountants, internal accountants and the internal auditors regarding any significant judgments made in management’s preparation of the financial statements and the view of each as to appropriateness of such judgments.

     19. Following completion of the annual audit, review separately with each of management, the independent accountants, internal accounting department and the internal auditing department any significant difficulties encountered during the course of the audit, including any restrictions on the scope of work or access to required information.

     20. Review any significant disagreement among management and the independent accountants or the internal accounting department or the internal auditing department in connection with the preparation of the financial statements.

     21. Review with the independent accountants, internal accounting department, the internal auditing department and management the extent to which changes or improvements in financial or accounting practices, as approved by the Committee, have been implemented. (This review should be conducted at an appropriate time subsequent to implementation of changes or improvements, as decided by the Committee.)

     22. Maintain procedures for the receipt, retention and treatment of complaints received by the Company regarding financial statements, disclosures, accounting, internal controls, or auditing matters, and the confidential, anonymous submission by employees and agents of the Company regarding the same and disseminate such open communication policy to all employees and relevant agents

     Retention of Advisors

     23. The Committee will have the authority to retain special legal, accounting, or other consultants to advise the Committee. The Committee will determine, in its capacity as a committee of the Board, the appropriate funding necessary to compensate any advisors to the Committee, and will work with the Board as a whole to ensure that such funds are provided pursuant to the Company’s responsibility to do so.

     Ethical and Legal Compliance

     24. Review management’s monitoring of the adequacy of financial reporting controls, and review whether management has the proper review system in place to ensure that Company’s financial statements, reports and other financial information disseminated to governmental organizations, and the public satisfy legal requirements.

     25. Review activities, Company structure, and qualifications of the internal accounting department and the internal audit department.

     26. Discuss with outside counsel any legal matters brought to the Committee’s attention that could reasonably be expected to have a material impact on the Company’s financial statements.

     27. Perform any other activities consistent with this Charter, the Company’s By-laws and governing law, as the Committee or the Board deems necessary or appropriate.